EXHIBIT 24.1

                                  CONSENT

                                     OF

                     ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

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                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated February 28, 1997 (except Note 7, as to which the date is March 12, 1997), with respect to the consolidated financial statements and schedules of Canterbury Information Technology, Inc. (formerly Canterbury Corporate Services, Inc.) included in its Annual Report (Form 10-K) for the year ended November 30, 1996, in Amendment No. 1 to the Registration Statement (Form S-3/A, No. 333-37197) and related Prospectus of Canterbury Information Technology, Inc. for the registration of 3,485,500 shares of its common stock.



                                                /s/ Ernst & Young, LLP

Philadelphia, Pennsylvania
October 29, 1997